Exhibit 99.2

PRESS RELEASE

Quest Resource Holding Corporation Announces Appointment of Perry Moss as CEO

Ray Hatch Retires After Nine Years as CEO, and will Remain on the Board of Directors

Moss is Responsible for Driving a Record Number of Customer Wins and Revenue Growth, and for Meaningfully Enhancing Revenue Generation Capabilities

Former XPO and Republic Services Operating Executive Nick Ober Joins Company as Senior Vice President of Operations as Part of New Operational Excellence Initiative

Announced Fourth Quarter and Full Year 2024 Earnings Today

THE COLONY, Texas – March 12, 2025 – Quest Resource Holding Corporation (Nasdaq: QRHC) (“Quest” or the “Company”), a national leader in environmental waste and recycling services, today announced several executive changes and key initiatives intended to drive operational excellence and increase efficiency throughout the Company.

Seasoned industry executive Perry W. Moss has been named Chief Executive Officer, effective immediately. Moss joined Quest in July 2023 and was promoted to Chief Revenue Officer in June 2024 and brings more than 30 years of broad business development, operations, and leadership experience to his new role.

S. Ray Hatch is retiring as CEO and will remain on the Quest Board of Directors. During Hatch’s tenure as CEO, the Company grew rapidly, expanded service lines, broadened waste streams, and increased revenues significantly. Hatch built a strong corporate culture of commitment to sustainability and customer success.

Moss has significant management and operating background, and previously held senior leadership roles at Rubicon Technologies, Inc, Oakleaf Holdings, and Smurfit-Stone’s Waste Reduction Services’ business unit. Since joining Quest, he has led multiple successful organic growth initiatives, driving a record number of new client wins. He has also enhanced Quest’s current industry-leading capabilities through the implementation of a metric-driven sales management process, increasing structure, accountability, and performance. Moss will continue to lead the revenue generation efforts both with new and existing customers.

“As an organization, we are committed to accelerating and expanding our performance, efficiency, and profitability, improving customer experience, driving technology-enabled efficiencies, and expanding margins,” said Dan Friedberg, Chairman of the Board. “Perry’s track record of growing businesses and delivering strong operating performance makes him the ideal person to lead Quest through our next phase of growth and the execution of efficiency programs. In his short time at Quest, Perry has proven himself to be a highly effective leader and has implemented a highly disciplined, results oriented new business development and revenue function that positions Quest for future growth. We are adding customers and revenues at a greater rate than ever before and are positioned to capitalize on this growing platform.

“The Board thanks Ray for his many contributions to Quest over his nine years as CEO and will continue to benefit from his considerable institutional knowledge and his support of the business,” Friedberg added.

“It’s an honor to lead Quest into what will surely be an exciting and productive new chapter,” said Moss. “As organizations increasingly search for the most efficient and cost-effective ways to manage waste streams, while improving sustainability, Quest’s compelling and unique value proposition resonates well with customers and positions us as the waste partner of choice for large enterprises across the country. The Company is poised to drive bottom-line performance through a range of initiatives, including implementing a newly-created, technology-driven Operational Excellence Program throughout all facets of the organization. I look forward to collaborating with our talented colleagues to expand our capabilities and deliver exceptional and reliable value for our customers.”

Quest also announced today that it has further strengthened its operational leadership with the hiring of Nick Ober as Senior Vice President of Operations. Ober most recently served as Vice President of Freight Brokerage Solutions & Strategy for RXO, Inc., the former tech-enabled brokered transportation platform of XPO, where he led carrier operations for a $3 billion asset light business unit. Ober brings more than 17 years of operational and tech enablement experience, primarily in the freight and waste management industries. Prior to RXO, he was Director of Operations for a $400 million region at Republic Services, Inc. Earlier in his career, he served in a senior role at Waste Management, Inc. He brings unique capabilities in vendor management, and he will work closely with Dave Sweitzer, Quest’s Chief Operating Officer, to oversee the delivery and execution of Quest’s vendor programs. Ober will help lead a newly created Operational Excellence Initiative, working across the organization to support the integration of technology-enabled processes and performance.

Moss added, “We are thrilled that Nick is joining us in an important operational leadership role, which will help accelerate profitable growth and further enhance our ability to continually exceed the needs of our clients.”

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that enable larger businesses to excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, client-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s clients to excel in their business and sustainability responsibilities. For more information, visit www.qrhc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, as discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2024. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Media Contacts

Quest Resource Management Corp.

Leigh Harrington

972.464.0014